SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MAY 14, 2001

INTERNET PICTURES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26363	52-2213841

(State or other	(Commission	(IRS Employer

jurisdiction of incorporation)	File Number)	Identification Number)

1009 COMMERCE PARK DRIVE, OAK RIDGE, TENNESSEE	37830

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(865) 482-3000

N/A

(Former name or former address, if changed since last report)

ITEM 7: Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit
Number	Description

99.1	Press Release dated May 14, 2001 regarding earnings.

99.2	Prepared script of 1st quarter 2001 earnings conference call remarks, May 14, 2001.

99.3	Press Release dated May 14, 2001 regarding investment.

99.4	Form of letter mailed to stockholders regarding financing.

ITEM 9. Regulation FD Disclosure.

      On May 14, 2001, Internet Pictures Corporation, a Delaware corporation, issued a press release announcing their first quarter earnings that is attached as Exhibit 99.1 to this Form 8-K and is herein incorporated by reference. Exhibit 99.2 is a transcript of a conference call held on May 14, 2001 in which first quarter earnings and current business initiatives were discussed with analysts and institutional investors and is attached to this Form 8-K and is herein incorporated by reference. The Company also announced in a press release dated May 14, 2001 that it has entered into definitive agreements for the sale of up to $30 million in Series B Preferred Stock. The text of the financing press release is attached as Exhibit 99.3. In connection with the announced financing the Company has sent a letter to all stockholders that provides a summary of the terms of the financing transaction. The stockholder letter is attached as Exhibit 99.4.

      SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

      Certain portions of this document contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors included but not limited to those factors described in Exhibit 99.1, Exhibit 99.3 and those entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2000 and other factors as described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

Exhibits:	99.1	Press release dated May 14, 2001 regarding earnings.

	99.2	Prepared script of 1st quarter 2001 earnings conference call remarks, May 14, 2001.

	99.3	Press Release dated May 14, 2001 regarding investment.

	99.4	Form of letter mailed to stockholders regarding financing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET PICTURES CORPORATION

Dated: May 14, 2001

/s/ John Kalec

John Kalec
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated May 14, 2001 regarding earnings.

99.2	Prepared script of 1st quarter 2001 earnings conference call remarks, May 14, 2001.

99.3	Press release dated May 14, 2001 regarding financing.

99.4	Form of letter mailed to stockholders regarding financing.